Exhibit 99.1
LPL Financial Announces Second Quarter 2011 Financial Results
Net Revenue Up 13.1%, Advisory Assets Under Management Exceed $100 Billion
Boston, MA — July 27, 2011 — LPL Investment Holdings Inc. (NASDAQ: LPLA) (the “Company”), parent company of LPL Financial LLC (“LPL Financial”), announced today second quarter net income of $45.5 million, or $0.40 per diluted share, up $37.5 million compared to second quarter 2010 net income of $8.0 million, or $0.08 per diluted share. Adjusted EBITDA for the quarter was $123.0 million, up 12.0% from $109.9 million in the year-ago quarter. Adjusted Earnings, which exclude certain non-cash charges and other adjustments, were $58.8 million, or $0.52 per diluted share, up $12.4 million or 26.7% compared to $46.4 million, or $0.47 per diluted share, in the second quarter of 2010. Net revenue for the second quarter of 2011 increased 13.1% to $894.0 million, from $790.2 million in the prior year period. A reconciliation of our non-GAAP measures to GAAP measures, along with an explanation of these metrics, is provided below.
For the first six months of 2011, net income of $94.5 million was up $60.9 million compared to $33.6 million for the same period in 2010. Adjusted Earnings through 2011 year to date was $118.2 million, up 35.0% from $87.5 million for the same period in 2010. Adjusted EBITDA for the first six months of 2011 increased 14.9% to $247.3 million versus the same period in 2010. Net revenue through 2011 year to date was $1.8 billion, up 15.3% from $1.5 billion for the same period in 2011.
“In the second quarter, the business activities and success of our independent advisors and institutional customers generated continued momentum in our financial and operational performance,” said Mark Casady, LPL Financial chairman and CEO. “While market conditions fluctuated, our advisors remained highly engaged with their clients in support of their comprehensive planning needs. Thus far, market volatility has not changed the outlook of our advisors, and we continue to partner with them to help their clients remain focused on their long-term financial goals.”
During the quarter, total advisory and brokerage assets hit a record level of $340.8 billion. Net new advisory assets were $3.1 billion during the quarter, driving total advisory assets under management to a record $103.2 billion.
Robert Moore, chief financial officer, commented, “Our advisors’ productivity has grown firm revenue and generated recurring revenue of 62%. The fundamentals of the business remain strong, although we continue to monitor market performance, which potentially can have a lagging impact on our advisory-based revenue. In addition, our cash sweep revenue marginally increased year-over-year, as the negative impact of declining interest rates was offset by an increase in our cash balances related to overall asset growth from new business.”
“We are making ongoing investments in our business, particularly in new business development, which adds new advisors and institutional programs to our platform. While these investments yielded an increase in business development expenses year-over-year, our expense rate in 2011 reflects a more normalized level of spending versus the prior year.”
Mr. Moore continued, “The Company continues to generate strong cash flows, providing the resources to make further business investments while also supporting our share repurchase program. For example, in 2011, we have a 50% increase in information technology project spending versus the prior year. These projects create growth opportunities for our advisors, as well as efficiency for them and our company.”

Mr. Casady concluded, “We remain vigilant stewards of the Company during these moments of market instability. Our singular focus on the needs of our advisors is at the core of our ability to grow and perform through various market cycles.”
Financial Highlights
•	Net revenue for the second quarter of 2011 increased 13.1% to $894.0 million from $790.2 million in the second quarter of 2010. Key drivers of this growth include:
°	Total advisory and brokerage assets hit a record level of $340.8 billion as of June 30, 2011, up 23.1% compared to $276.9 billion as of June 30, 2010.

°	Advisory assets in the Company’s fee-based platforms were $103.2 billion at June 30, 2011, up 30.8% from $78.9 billion at June 30, 2010.

°	Net new advisory assets were $3.1 billion during the three months ended June 30, 2011 compared to $2.4 billion for the three month periods ended June 30, 2010, primarily as a result of strong new business development and mix shift toward more advisory business.

°	Asset-based fees increased by 16.9% due to growth in record-keeping, omnibus processing, and other administrative fees.

°	Approximately 80% of the increase in commissions revenue is from increased sales activity, with the remainder due to increases in market levels.
•	Revenues generated from the Company’s cash sweep programs increased by $0.3 million, or 1.0%, to $29.8 million in the second quarter of 2011 compared to $29.5 million in the prior-year period. The increase in revenues was driven by growth in assets in the Company’s cash sweep programs, which averaged $19.5 billion for the second quarter of 2011 compared to $18.6 billion in the year-ago quarter, offset by a decrease in the effective federal funds rate, which averaged 0.09% for the second quarter of 2011 compared to 0.19% for the same period in the prior year.

•	Interest expense for the second quarter of 2011 declined $9.5 million compared to the second quarter of 2010, largely as the result of the Company’s debt refinancing in the second quarter of 2010, which included a redemption of its senior unsecured subordinated notes. At current interest rates, the Company expects annual interest savings of approximately $20.0 million.

•	On April 26, 2011, the Company successfully completed its secondary offering of 6.2 million shares of its common stock by certain minority stockholders at a price to the public of $34.85 per share. The Company did not sell any shares in this offering.

•	During the second quarter of 2011, the Company repurchased 2.3 million shares of its common stock under its Board of Directors approved open market share repurchase program for a total of $80.0 million, or an average price of $34.84 per share. As of July 1, 2011, the Company had used 100% of the $80.0 million authorized under this program. This share repurchase was undertaken in accordance with the Company’s intention to mitigate dilution from various equity programs over the next two years.
Operational Highlights
•	The Company added 594 net new advisors during the twelve months ending June 30, 2011, building relationships with advisors from all channels in the financial services industry.

•	Assets under custody in the LPL Financial Hybrid RIA platform, which provides integrated fee- and commission-based capabilities for independent advisors, grew to $19.6 billion as of June 30, 2011, and encompassed 128 RIA firms, compared to $8.7 billion and 96 RIA firms as of June 30, 2010. The strong growth in the firm’s RIA business over the last several years makes LPL Financial one of the largest RIA custodians in the industry.

•	LPL Financial was named the nation’s largest independent broker-dealer as measured by annual revenues for the 16th year in a row by Financial Planning magazine, a leading industry media publication.

•	LPL Financial was ranked fourth out of fourteen firms in this year’s JD Power U.S. Full Service Investor Satisfaction Study, and received our highest rating, second of fourteen, in Financial Advisor satisfaction, which measures investor satisfaction with their financial advisor.

•	LPL Financial’s centrally managed fee-based Model Wealth Portfolios platform has been awarded the Advisory Solutions Product of the Year by Money Management Institute, the leading national organization for the advisory solutions industry. The award is granted to the firm that launched the most innovative advisory platform that contributed to the growth of the industry.

•	On June 22, 2011, the Company closed the acquisition of Concord Capital Partners, Inc. (“Concord Wealth Management”), establishing LPL Financial as an industry leader in providing technology and open architecture investment management solutions for trust departments of financial institutions. Concord Wealth Management has over $10.0 billion in assets under administration. Through this acquisition, LPL Financial will have the ability to support both the trust and brokerage business lines of current and prospective financial institutions. It will also create new expansion opportunities such as giving the Company the ability to custody personal trust assets within banks across the country.
Conference Call and Additional Information
The Company will hold a conference call to discuss results at 8 a.m. EST on July 27, 2011. The conference call can be accessed by dialing 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 82191160. For additional information, please visit the Company’s website to access the Q2 2011 Financial Supplement.
The conference call will also be webcast simultaneously on the Investor Relations section of Company’s website (www.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available one hour after the call and can be accessed by dialing 800-642-1687 (domestic) or 706-645-9291 (international) and entering passcode 82191160. The telephonic replay will be available until 11:59 pm on August 3, 2011.

Financial Highlights and Key Metrics
(Dollars in thousands, except per share data and where noted)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Financial Highlights (unaudited)
Net Revenue	$893,996	$790,161	13.1%	$1,767,865	$1,533,567	15.3%
Net Income	$45,507	$8,000	*	$94,506	$33,554	181.7%
Adjusted Earnings(1)	$58,807	$46,418	26.7%	$118,180	$87,517	35.0%
Earnings Per Share (diluted)	$0.40	$0.08	*	$0.82	$0.33	148.5%
Adjusted Earnings Per Share(1)	$0.52	$0.47	10.6%	$1.04	$0.88	18.2%
Adjusted EBITDA(1)	$122,997	$109,864	12.0%	$247,328	$215,321	14.9%

	As of June 30,
	2011	2010	Change

Metric Highlights
Advisors(2)	12,660	12,066	4.9%
Advisory and Brokerage Assets (billions)(3)	$340.8	$276.9	23.1%
Advisory Assets Under Management (billions)(4)	$103.2	$78.9	30.8%
Net New Advisory Assets (billions)(5)	$6.8	$3.9	74.4%
Insured Cash Account Balances (billions)(4)	$13.2	$11.8	11.9%
Money Market Account Balances (billions)(4)	$8.2	$7.2	13.9%

*	Not Meaningful

(1)	Adjusted EBITDA, Adjusted Earnings, and Adjusted Earnings per share have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA, Adjusted Earnings, and Adjusted Earnings per share do not reflect all cash expenditures, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA, Adjusted Earnings, and Adjusted Earnings per share do not reflect changes in, or cash requirements for, working capital needs; and

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt.

The reconciliation from net income to Adjusted EBITDA and Adjusted Earnings for the periods presented is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Net income	$45,507	$8,000	$94,506	$33,554
Interest expense	18,154	27,683	36,326	52,019
Income tax expense	29,972	628	62,531	19,790
Amortization of purchased intangible assets and software(a)	9,686	10,938	19,223	25,049
Depreciation and amortization of all other fixed assets	8,721	11,172	17,349	22,651

EBITDA	112,040	58,421	229,935	153,063

EBITDA Adjustments:
Share-based compensation expense(b)	3,427	2,239	7,287	4,775
Acquisition and integration related expenses(c)	1,548	3,377	2,964	3,517
Restructuring and conversion costs(d)	4,599	5,619	5,434	13,598
Debt amendment and extinguishment costs(e)	—	38,484	—	38,605
Equity issuance and related offering costs	1,349	1,687	1,641	1,687
Other(f)	34	37	67	76

Total EBITDA Adjustments	10,957	51,443	17,393	62,258

Adjusted EBITDA	$122,997	$109,864	$247,328	$215,321

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Net income	$45,507	$8,000	$94,506	$33,554
After-Tax:
EBITDA Adjustments(g)
Share-based compensation expense(h)	2,677	1,870	5,578	3,880
Acquisition and integration related expenses	955	2,052	1,829	2,137
Restructuring and conversion costs	2,838	3,415	3,353	8,238
Debt amendment and extinguishment costs	—	23,387	—	23,460
Equity issuance and related offering costs	832	1,025	1,012	1,025
Other	21	22	41	46

Total EBITDA Adjustments	7,323	31,771	11,813	38,786

Amortization of purchased intangible assets and software(g)	5,977	6,647	11,861	15,177

Adjusted Earnings	$58,807	$46,418	$118,180	$87,517

Adjusted Earnings per share(i)	$0.52	$0.47	$1.04	$0.88
Weighted average shares outstanding — diluted(j)	113,150	99,487	113,155	99,248

(a)	Represents amortization of intangible assets and software as a result of the Company’s purchase accounting adjustments from its 2005 merger transaction, as well as various acquisitions.

(b)	Represents share-based compensation related to vested stock options awarded to employees and non-executive directors based on the grant date fair value under the Black-Scholes valuation model.

(c)	Represents acquisition and integration costs resulting from certain of the Company’s acquisitions.

(d)	Represents organizational restructuring charges and conversion and other related costs incurred resulting from the 2009 consolidation of Associated Securities Corp., Inc., Mutual Service Corporation and Waterstone Financial Group, Inc. (together, the “Affiliated Entities”) and the 2011 consolidation of UVEST Financial Services Group, Inc. (“UVEST”).

(e)	Represents debt amendment costs incurred in 2010 for amending and restating the credit agreement to establish a new term loan tranche and to extend the maturity of an existing tranche on the senior credit facilities.

(f)	Represents excise and other taxes.

(g)	EBITDA Adjustments and amortization of purchased intangible assets and software have been tax effected using a federal rate of 35% and the applicable effective state rate, which was 3.30% for the three and six month periods ended June 30, 2011, and 4.23% and 4.32% for the corresponding periods in 2010, net of the federal tax benefit. In April 2010, a step up in basis of $89.1 million for internally developed software that was established at the time of the 2005 merger transaction became fully amortized, resulting in lower balances of intangible assets that are amortized.

(h)	Represents the after-tax expense of non-qualified stock options in which the Company receives a tax deduction upon exercise, and the full expense impact of incentive stock options granted to employees that have vested and qualify for preferential tax treatment and conversely, the Company does not receive a tax deduction. Share-based compensation for vesting of incentive stock options was $1.5 million and $1.3 million, respectively, for the three months ending June 30, 2011 and 2010. For the six month periods ending June 30, 2011 and 2010, share-based compensation for vesting of incentive stock options was $2.8 million and $2.5 million, respectively.

(i)	Represents Adjusted Earnings divided by weighted average number of shares outstanding on a fully diluted basis. Set forth is a reconciliation of earnings per share on a fully diluted basis as calculated in accordance with GAAP to Adjusted Earnings per share:

	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Earnings per share — diluted	$0.40	$0.08	$0.82	$0.33
Adjustment for allocation of undistributed earnings to stock units	0.01	—	0.01	0.01
After-Tax:
EBITDA Adjustments per share	0.06	0.32	0.11	0.39
Amortization of purchased intangible assets and software per share	0.05	0.07	0.10	0.15

Adjusted Earnings per share	$0.52	$0.47	$1.04	$0.88

(j)	Weighted average shares outstanding on a fully diluted basis increased from 99.2 million shares for the six months ended June 30, 2010, to 113.2 million shares for the six months ended June 30, 2011, due primarily to the successful completion of the Company’s initial public offering (“IPO”) in the fourth quarter of 2010. The increase is attributed to the release of the restriction on approximately 7.4 million shares of common stock upon closing of the IPO, the issuance of approximately 1.5 million shares of common stock by the Company pursuant to the over-allotment option granted to the underwriters in connection with the IPO, and shares that were issued upon exercise of options by selling stockholders in connection with the IPO, net of any shares retired to satisfy the exercise price in a cashless exercise.
The following table reflects pro-forma Adjusted Earnings per share and growth in pro-forma Adjusted Earnings per share, assuming the number of weighted average shares outstanding on a fully diluted basis as of June 30, 2011 was also outstanding as of June 30, 2010 for the three and six months then ended (in thousands, except per share data):

	For the Three			For the Six
	Months Ended			Months Ended
	June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
	(unaudited)			(unaudited)
Adjusted Earnings	$58,807	$46,418		$118,180	$87,517
Weighted average shares outstanding—diluted as of June 30, 2011	113,150	113,150		113,155	113,155

Pro-forma Adjusted Earnings per share	$0.52	$0.41	26.8%	$1.04	$0.77	35.1%

(2)	Advisors are defined as those independent financial advisors and financial advisors at financial institutions who are licensed to do business with the Company’s broker-dealer subsidiaries.

(3)	Advisory and brokerage assets are comprised of assets that are custodied, networked, and non-networked and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(4)	Advisory assets under management, insured cash account balances and money market account balances are components of advisory and brokerage assets.

(5)	Represents net new advisory assets that are custodied in our fee-based advisory platforms during the six months ended June 30, 2011. Net new advisory assets for the three months ended June 30, 2011 and 2010 were $3.1 billion and $2.4 billion, respectively.
Non-GAAP Financial Measures
Adjusted Earnings represent net income before: (a) share-based compensation expense, (b) amortization of intangible assets and software, a component of depreciation and amortization, resulting from previous acquisitions, (c) debt amendment and extinguishment costs (d) restructuring and conversion costs and (e) equity issuance and related offering costs. Reconciling items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. Adjusted Earnings per share represents Adjusted Earnings divided by weighted average outstanding shares on a fully diluted basis. The Company prepared Adjusted Earnings and Adjusted Earnings per share to eliminate the effects of items that it does not consider indicative of its core operating performance. The Company believes this measure provides investors with greater transparency by helping illustrate the underlying financial and business trends relating to results of operations and financial condition and comparability between current and prior periods. Adjusted Earnings and Adjusted Earnings per share are not measures of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity.
Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization), further adjusted to exclude certain non-cash charges and other adjustments set forth in the table above. The Company presents Adjusted EBITDA because the Company considers it a useful financial metric in assessing the Company’s operating performance from period to period by excluding certain items that the Company believes are not representative of its core business, such as certain material non-cash items and other adjustments that are outside the control of management. Adjusted EBITDA is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, Adjusted EBITDA can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.
Forward-Looking Statements
This press release may contain forward-looking statements (regarding the Company’s future financial condition, results of operations, business strategy and financial needs, and other similar matters) that involve risks and uncertainties. Forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Important factors that may cause such differences include, but are not limited to, changes in general economic and financial market conditions, fluctuations in the value of assets under management, effects of competition in the financial services industry, changes in the number of the Company’s financial advisors and institutions and their ability to effectively market financial products and services, the effect of current, pending and future legislation, regulation and regulatory actions, and other factors set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010, which is available on www.lpl.com and www.sec.gov.
About LPL Financial
LPL Financial, a wholly owned subsidiary of LPL Investment Holdings Inc., is an independent broker-dealer. LPL Financial and its affiliates offer proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to over 12,600 financial advisors and approximately 750 financial institutions. Additionally, LPL Financial supports over 4,000 financial advisors who are affiliated and licensed with insurance companies with customized clearing, advisory platforms and technology solutions. LPL Financial and its affiliates have approximately 2,700 employees with employees and offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.
Member FINRA/SIPC
# # #
LPLA-F

Media Relations	Investor Relations
Joseph Kuo	Trap Kloman
LPL Financial	LPL Financial
Phone: 704-733-3931	Phone: 617-897-4574
Email: media.inquiries@lpl.com	Email: investor.relations@lpl.com

LPL Investment Holdings Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2011	2010	Change	2011	2010	Change

Revenues
Commissions	$459,882	$420,169	9.5%	$911,759	$809,141	12.7%
Advisory fees	264,289	215,146	22.8%	508,376	421,476	20.6%
Asset-based fees	90,504	77,436	16.9%	180,327	148,886	21.1%
Transaction and other fees	68,755	68,132	0.9%	142,504	135,495	5.2%
Other	10,566	9,278	13.9%	24,899	18,569	34.1%

Net revenues	893,996	790,161	13.1%	1,767,865	1,533,567	15.3%

Expenses
Production	634,088	556,538	13.9%	1,238,415	1,069,740	15.8%
Compensation and benefits	81,410	74,822	8.8%	165,552	148,397	11.6%
General and administrative	58,168	54,550	6.6%	122,450	107,787	13.6%
Depreciation and amortization	18,407	22,110	(16.7)%	36,572	47,700	(23.3)%
Restructuring charges	4,814	4,622	4.2%	5,351	8,571	(37.6)%
Other	3,476	3,229	7.6%	6,162	8,030	(23.3)%

Total operating expenses	800,363	715,871	11.8%	1,574,502	1,390,225	13.3%

Non-operating interest expense	18,154	27,683	(34.4)%	36,326	52,019	(30.2)%
Loss on extinguishment of debt	—	37,979	*	—	37,979	*

Total expenses	818,517	781,533	4.7%	1,610,828	1,480,223	8.8%

Income before provision for income taxes	75,479	8,628	*	157,037	53,344	194.4%
Provision for income taxes	29,972	628	*	62,531	19,790	*

Net income	$45,507	$8,000	*	$94,506	$33,554	181.7%

Earnings per share
Basic	$0.41	$0.09	*	$0.86	$0.38	126.3%
Diluted	$0.40	$0.08	*	$0.82	$0.33	148.5%

*	Not Meaningful

LPL Investment Holdings Inc.
Financial Highlights
(Dollars in thousands, except per share data and where noted)
(Unaudited)

	Three Month Quarterly Results
	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010
REVENUES
Commissions	$459,882	$451,877	$426,397	$385,273	$420,169
Advisory fees	264,289	244,087	226,407	212,344	215,146
Asset-based fees	90,504	89,823	87,020	81,599	77,436
Transaction and other fees	68,755	73,749	68,410	70,243	68,132
Other	10,566	14,333	11,721	10,505	9,278

Net revenues	893,996	873,869	819,955	759,964	790,161

EXPENSES
Production(1)(5)	634,088	604,327	802,167	525,628	556,538
Compensation and benefits	81,410	84,142	85,632	74,627	74,822
General and administrative	58,168	64,282	56,430	68,798	54,550
Depreciation and amortization	18,407	18,165	18,565	19,772	22,110
Restructuring charges	4,814	537	3,488	1,863	4,622
Other(2)	3,476	2,686	23,001	3,753	3,229

Total operating expenses(2)	800,363	774,139	989,283	694,441	715,871

Non-operating interest expense	18,154	18,172	18,877	19,511	27,683
Loss on extinguishment of debt	—	—	—	—	37,979

Total expenses	818,517	792,311	1,008,160	713,952	781,533

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	75,479	81,558	(188,205)	46,012	8,628
PROVISION (BENEFIT) FOR INCOME TAXES(3)	29,972	32,559	(71,645)	19,868	628

NET INCOME (LOSS)	$45,507	$48,999	$(116,560)	$26,144	$8,000

EARNINGS (LOSS) PER SHARE
Basic	$0.41	$0.44	$(1.20)	$0.30	$0.09
Diluted	$0.40	$0.43	$(1.20)	$0.26	$0.08
FINANCIAL CONDITION
Total Cash & Cash Equivalents	$681,471	$596,584	$419,208	$442,547	$402,741
Total Assets	$3,662,789	$3,694,264	$3,646,167	$3,364,896	$3,315,310
Total Debt(4)	$1,339,653	$1,343,146	$1,386,639	$1,390,132	$1,393,625
Stockholders’ Equity	$1,263,456	$1,265,916	$1,173,755	$927,335	$897,863
KEY METRICS
Advisors	12,660	12,554	12,444	12,017	12,066
Production Payout(5)	86.3%	85.4%	87.5%	86.6%	86.1%
Advisory and Brokerage Assets (billions)	$340.8	$330.1	$315.6	$293.3	$276.9
Advisory Assets Under Management (billions)	$103.2	$99.7	$93.0	$86.2	$78.9
Insured Cash Account Balances (billions)(6)	$13.2	$12.3	$12.2	$11.7	$11.8
Money Market Account Balances (billions)(6)	$8.2	$6.9	$6.9	$6.9	$7.2
Adjusted EBITDA(7)	$122,997	$124,331	$99,159	$98,633	$109,864
Adjusted Earnings(7)	$58,807	$59,373	$44,677	$40,526	$46,418
Adjusted Earnings per share(7)	$0.52	$0.52	$0.42	$0.41	$0.47

(1)	Upon closing of the Company’s IPO in the fourth quarter of 2010, the restriction on approximately 7.4 million shares of common stock issued to advisors under the Fifth Amended and Restated 2000 Stock Bonus Plan (the “2000 Stock Bonus Plan”) was released. Accordingly, the Company recorded a share-based compensation charge of $222.0 million in the fourth quarter of 2010, representing the offering price of $30.00 per share multiplied by 7.4 million shares. This charge has been classified as production expense in the Company’s consolidated statements of operations.

(2)	Certain reclassifications have been made to previously reported amounts to make them consistent with the current period presentation.

(3)	The Company reported a low effective income tax rate for the three months ended June 30, 2010, due to a favorable state apportionment ruling covering the current and previous years and due to the revision of certain settlement contingencies for prior periods. The ruling resulted in a reduction of 27.8% and the revision to settlement contingencies resulted in a reduction of 9.6%, respectively, to the Company’s effective income tax rate.

(4)	Represents borrowings on the Company’s senior secured credit facility, senior unsecured subordinated notes, revolving line of credit and bank loans payable.

(5)	Production expense is comprised of commission and advisory fees and brokerage, clearing and exchange fees. Production payout excludes brokerage, clearing and exchange fees and is calculated as commission and advisory fees divided by commission and advisory revenues. The production payout for the three months ended December 31, 2010 excludes $222.0 million of production expense resulting from a share-based compensation charge taken at the time of the IPO.

(6)	Represents insured cash and money market account balances as of each reporting period.

(7)	The reconciliation from net (loss) income to Adjusted EBITDA and Adjusted Earnings for the periods presented is as follows (in thousands, except per share data):

	Q2	Q1	Q4	Q3	Q2
	2011	2011	2010	2010	2010
			(unaudited)

Net income (loss)	$45,507	$48,999	$(116,560)	$26,144	$8,000
Interest expense	18,154	18,172	18,877	19,511	27,683
Income tax expense (benefit)	29,972	32,559	(71,645)	19,868	628
Amortization of purchased intangible assets and software(a)	9,686	9,537	9,257	9,352	10,938
Depreciation and amortization of all other fixed assets	8,721	8,628	9,308	10,420	11,172

EBITDA	112,040	117,895	(150,763)	85,295	58,421
EBITDA Adjustments:
Share-based compensation expense(b)	3,427	3,860	2,801	2,853	2,239
Acquisition and integration related expenses(c)	1,548	1,416	2,784	6,268	3,377
Restructuring and conversion costs(d)	4,599	835	6,122	3,115	5,619
Debt amendment and extinguishment costs(e)	—	—	—	28	38,484
Equity issuance and offering related costs(f)	1,349	292	238,177	1,038	1,687
Other(g)	34	33	38	36	37

Total EBITDA Adjustments	10,957	6,436	249,922	13,338	51,443

Adjusted EBITDA	$122,997	$124,331	$99,159	$98,633	$109,864

Net income (loss)	$45,507	$48,999	$(116,560)	$26,144	$8,000
After-Tax:
EBITDA Adjustments(h)
Share-based compensation expense(i)	2,677	2,901	2,263	2,257	1,870
Acquisition and integration related expenses	955	874	1,692	3,809	2,052
Restructuring and conversion costs	2,838	515	3,721	1,918	3,415
Debt amendment and extinguishment costs	—	—	—	17	23,387
Equity issuance and offering related costs(j)	832	180	147,912	631	1,025
Other	21	20	23	22	22

Total EBITDA Adjustments	7,323	4,490	155,611	8,654	31,771

Amortization of purchased intangible assets and software(h)(i)	5,977	5,884	5,626	5,728	6,647

Adjusted Earnings	$58,807	$59,373	$44,677	$40,526	$46,418

Adjusted Earnings per share(k)	$0.52	$0.52	$0.42	$0.41	$0.47
Weighted average shares outstanding — diluted	113,150	113,196	105,873	99,612	99,487

(a)	Represents amortization of intangible assets and software as a result of the Company’s purchase accounting adjustments from its 2005 merger transaction, as well as various acquisitions.

(b)	Represents share-based compensation for stock options awarded to employees and non-executive directors based on the grant date fair value under the Black-Scholes valuation model.

(c)	Represents acquisition and integration costs resulting from certain of the Company’s acquisitions. Included in the three months ended September 30, 2010, are expenditures for certain legal settlements that have not been resolved with the indemnifying party.

(d)	Represents organizational restructuring charges and conversion and other related costs incurred resulting from the 2009 consolidation of the Affiliated Entities and the 2011 consolidation of UVEST.

(e)	Represents debt amendment costs incurred in 2010 for amending and restating the credit agreement to establish a new term loan tranche and to extend the maturity of an existing tranche on the senior credit facilities, and debt extinguishment costs to redeem the subordinated notes, as well as certain professional fees incurred.

(f)	Represents equity issuance and related offering costs. Upon closing of the IPO, the restriction on approximately 7.4 million shares of common stock issued to advisors under the 2000 Stock Bonus Plan was released. Accordingly, the Company recorded a share-based compensation charge of $222.0 million, representing the initial public offering price of $30.00 per share multiplied by 7.4 million shares.

(g)	Represents excise and other taxes.

(h)	EBITDA Adjustments and amortization of purchased intangible assets, a component of depreciation and amortization, have been tax effected using a federal rate of 35% and the applicable effective state rate, which ranged from 3.30% to 4.55%, net of the federal tax benefit.

(i)	Represents the after-tax expense of non-qualified stock options in which the Company receives a tax deduction upon exercise, and the full expense impact of incentive stock options granted to employees that have vested and qualify for preferential tax treatment and conversely, the Company does not receive a tax deduction. Share-based compensation for vesting of incentive stock options was $1.5 million, $1.4 million, $1.4 million, $1.3 million and $1.3 million for the three months ended June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.

(j)	Represents the after-tax expense of equity issuance and related offering costs in which the Company receives a tax deduction, as well as the full expense impact of $8.1 million of offering costs incurred in the fourth quarter of 2010 in which the Company does not receive a tax deduction.

(k)	Set forth is a reconciliation of (loss) earnings per share on a fully diluted basis as calculated in accordance with GAAP to Adjusted Earnings per share:

	Q2	Q1	Q4	Q3	Q2
	2011	2011	2010	2010	2010
			(unaudited)

Earnings (loss) per share — diluted	$0.40	$0.43	$(1.20)	$0.26	$0.08
Adjustment to include dilutive shares, not included in GAAP loss per share	—	—	0.10	—	—
Adjustment for allocation of undistributed earnings to stock units	0.01	—	—	—	—
After-Tax:
EBITDA Adjustments per share	0.06	0.04	1.47	0.09	0.32
Amortization of purchased intangible assets per share	0.05	0.05	0.05	0.06	0.07

Adjusted Earnings per share	$0.52	$0.52	$0.42	$0.41	$0.47